UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

Unigene Laboratories, Inc. (the “Company”) today announced that a settlement agreement was entered into between the Company and Ostrolenk Faber LLP (“Ostrolenk”), the Company’s former patent counsel.

On or about May 18, 2012, Ostrolenk had filed suit against the Company in the United States District Court for the Southern District of New York for unpaid legal fees and disbursements in an amount in excess of $430,000, including interest.  The Company asserted counterclaims against Ostrolenk for legal malpractice arising from the loss of certain of the Company’s intellectual property rights in Brazil, and for breach of the duty of confidentiality.

The parties agreed to settle all claims and counterclaims in the action.  The terms of the settlement include an upfront payment by the Company to Ostrolenk in the amount of $40,000 on or before December 28, 2012, and 24 monthly installment payments of $5,500 on or before the 1st day of each month, commencing on February 1, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Ashleigh Palmer
Chief Executive Officer

Date:       December 21, 2012